FS Investment Corporation II 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Investment Corporation II Reports First Quarter 2014 Financial Results

PHILADELPHIA, PA, May 21, 2014 – FS Investment Corporation II (FSIC II), a business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended March 31, 2014. As previously disclosed, FSIC II will hold a conference call to discuss these results at 3:30 p.m. Eastern Time on Wednesday, May 21, 2014. Information for those interested in participating in the call can be found below.

Financial Highlights

•	FSIC II closed its continuous public offering in March 2014, and as of May 12, 2014, raised over $3.1 billion of equity capital, including approximately $29.9 million raised from investors affiliated with its sponsor, Franklin Square Capital Partners, and its sub-adviser, GSO / Blackstone.
•	During the quarter ended March 31, 2014, FSIC II generated:
o	Total GAAP-basis net investment income of approximately $47.7 million
o	Total net realized gains of approximately $2.6 million, and
o	Total net unrealized appreciation of approximately $27.1 million.
•	For the quarter ended March 31, 2014, FSIC II generated a GAAP-basis total return of approximately 2.88%.
•	During the quarter ended March 31, 2014, FSIC II also:
o	Committed approximately $558 million to directly originated investments
o	Increased net asset value per share by $0.10, from $9.39 as of December 31, 2013 to $9.49 as of March 31, 2014
o	Paid regular cash distributions to stockholders totaling approximately $0.17 per share, and
o	Increased its public offering price from $10.50 per share to $10.60 per share.
•	As of March 31, 2014:
o	FSIC II’s portfolio was comprised of investments in 205 portfolio companies, consisting primarily of senior secured debt
o	The weighted average purchase price of the investments in FSIC II’s portfolio was 98.3% of par or stated value, as applicable
o	FSIC II’s estimated gross annual portfolio yield, prior to leverage, was 9.3% based on the amortized cost of its investments
o	The weighted average credit rating of the investments in FSIC II’s portfolio that were rated was B3 based on the Moody’s scale, and
o	Approximately 66% of FSIC II’s portfolio constituted core strategy investments, which include any investments that are considered directly originated or opportunistic investments.

“FSIC II reached an important milestone during the first quarter, closing its public offering after raising more than $3.1 billion in capital,” commented Michael C. Forman, CEO of FSIC II. “We also stepped up our allocation to direct originations from 36% to 42% during the quarter and will continue to rotate the portfolio into these investments as we look to further increase our portfolio yield and grow NAV.”

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Quarterly Stockholder Conference Call

FSIC II will hold its quarterly stockholder conference call on Wednesday, May 21, 2014, at 3:30 p.m. Eastern Time. In order to participate, interested parties should dial (800) 446-1671 at least 10 minutes prior to the beginning of the conference call and provide the confirmation code 37255236 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under FSIC II’s “Literature” page at www.franklinsquare.com and will be available for a period of 30 days following the call.

About FS Investment Corporation II

FSIC II is a publicly registered, non-traded business development company (BDC) sponsored by Franklin Square Capital Partners (Franklin Square). FSIC II focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC II is managed by FSIC II Advisor, LLC and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (GSO). GSO, with approximately $66.0 billion in assets under management as of March 31, 2014, is the credit platform of Blackstone. For more information, please visit www.franklinsquare.com.

About Franklin Square Capital Partners

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed over $11 billion in assets as of March 31, 2014. For more information, please visit www.franklinsquare.com.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC II’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, which FSIC II filed with the Securities and Exchange Commission (SEC) on May 14, 2014, as well as FSIC II’s other reports filed with the SEC. A copy of FSIC II’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 and FSIC II’s other reports filed with the SEC can be found under FSIC II’s “Literature” page at www.franklinsquare.com and on the SEC’s website at www.sec.gov.

FSIC II’s gross annual portfolio yield, prior to leverage, represents the expected yield to be generated by FSIC II on its investment portfolio based on the composition of its portfolio as of March 31, 2014. The portfolio yield does not represent an actual investment return to stockholders.

Please note that certain financial figures may have been rounded.

Certain Information About Distributions

The determination of the tax attributes of FSIC II’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of FSIC II’s

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distributions for a full year. FSIC II intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC II’s shares of common stock is subject to the discretion of its board of directors and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC II may fund its cash distributions to stockholders from any sources of funds available to it, including expense reimbursements from Franklin Square Holdings, L.P., as well as proceeds from the sale of shares of common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC II has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC II will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance or operations of FSIC II. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC II makes with the SEC. FSIC II undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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